                                                                  EXHIBIT 99T3C
      -----------------------------------------------------------------------

                           SHEFFIELD STEEL CORPORATION

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                   as Trustee

                                    INDENTURE

                           Dated as of August 14, 2002

              up to $30,000,000 10.0% Senior Secured Notes due 2007

                              CROSS-REFERENCE TABLE

TIA                                                                        Indenture
Section                                                                    Section
-------                                                                    -------
310(a)(l)...............................................................   7.10
   (a)(5)...............................................................   7.10
   (b)..................................................................   7.10
   (b)(1)...............................................................   7.10
311(a)..................................................................   7.11
   (b)..................................................................   7.11
312(b)..................................................................   12.03
   (c)..................................................................   12.03
313(a)..................................................................   7.06
   (b)..................................................................   7.06
   (c)..................................................................   7.06; 12.02
   (d)..................................................................   7.06
314.....................................................................   10.06
314(a)..................................................................   4.10
   (b)..................................................................   10.02
   (d)..................................................................   10.03; 10.06;
                                                                           11.02; 11.03;
                                                                           11.04
318(c)..................................................................   12.01

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS
                                -----------------

ARTICLE ONE                  DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  Definitions............................................................................2
     SECTION 1.02.  Incorporation by Reference of TIA.....................................................22
     SECTION 1.03.  Rules of Construction.................................................................22

ARTICLE TWO                  THE NOTES

     SECTION 2.01.  Form and Dating.......................................................................23
     SECTION 2.02.  Execution and Authentication..........................................................23
     SECTION 2.03.  Registrar and Paying Agent............................................................24
     SECTION 2.04.  Paying Agent To Hold Assets in Trust..................................................24
     SECTION 2.05.  Noteholder Lists......................................................................25
     SECTION 2.06.  Transfer and Exchange.................................................................25
     SECTION 2.07.  Replacement Notes.....................................................................29
     SECTION 2.08.  Outstanding Notes.....................................................................29
     SECTION 2.09.  Treasury Notes........................................................................30
     SECTION 2.10.  Temporary Notes.......................................................................30
     SECTION 2.11.  Cancellation..........................................................................30
     SECTION 2.12.  Defaulted Interest....................................................................30
     SECTION 2.13.  CUSIP Number..........................................................................31
     SECTION 2.14.  Deposit of Moneys.....................................................................31
     SECTION 2.15.  Designation...........................................................................31

ARTICLE THREE                REDEMPTION

     SECTION 3.01.  Notices to Trustee....................................................................31
     SECTION 3.02.  Selection of Notes To Be Redeemed.....................................................31
     SECTION 3.03.  Notice of Redemption..................................................................32
     SECTION 3.04.  Effect of Notice of Redemption........................................................32
     SECTION 3.05.  Deposit of Redemption Price...........................................................33
     SECTION 3.06.  Notes Redeemed in Part................................................................33
     SECTION 3.07.  Deferred Interest.....................................................................33
     SECTION 3.08.  Excess Cash Flow Redemption Amount....................................................33

ARTICLE FOUR                 COVENANTS

     SECTION 4.01.  Payment of Notes......................................................................35
     SECTION 4.02.  Maintenance of Office or Agency.......................................................36
     SECTION 4.03.  Limitation on Restricted Payments.....................................................36
     SECTION 4.04.  Limitation on Indebtedness............................................................37
     SECTION 4.05.  Corporate Existence...................................................................37
     SECTION 4.06.  Payment of Taxes and Other Claims.....................................................38

     SECTION 4.07.  Maintenance of Properties and Insurance...............................................38
     SECTION 4.08.  Compliance Certificate; Notice of Default.............................................38
     SECTION 4.09.  Compliance with Laws..................................................................39
     SECTION 4.10.  TIA Reports...........................................................................39
     SECTION 4.11.  Waiver of Stay, Extension or Usury Laws...............................................39
     SECTION 4.12.  Limitation on Transactions with Affiliates............................................39
     SECTION 4.13.  Impairment of Security Interest.......................................................40
     SECTION 4.14.  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries..........40
     SECTION 4.15.  Limitation on Liens...................................................................41
     SECTION 4.16.  Limitation on Sale of Assets..........................................................41
     SECTION 4.17.  Change of Control.....................................................................44
     SECTION 4.18.  Optional Redemption...................................................................45
     SECTION 4.19.  Limitation on Sale and Leaseback Transactions.........................................46
     SECTION 4.20.  Limitation on Preferred Stock of Subsidiaries.........................................46
     SECTION 4.21.  Limitation on Designations of Unrestricted Subsidiaries...............................46

ARTICLE FIVE                 SUCCESSOR CORPORATION

     SECTION 5.01.  Merger, Consolidation and Sale of Assets..............................................47
     SECTION 5.02.  Successor Corporation Substituted.....................................................48

ARTICLE SIX                  DEFAULT AND REMEDIES

     SECTION 6.01.  Events of Default.....................................................................48
     SECTION 6.02.  Acceleration..........................................................................50
     SECTION 6.03.  Other Remedies........................................................................50
     SECTION 6.04.  Waiver of Past Defaults...............................................................51
     SECTION 6.05.  Control by Majority...................................................................51
     SECTION 6.06.  Limitation on Suits...................................................................51
     SECTION 6.07.  Rights of Holders To Receive Payment..................................................52
     SECTION 6.08.  Collection Suit by Trustee............................................................52
     SECTION 6.09.  Trustee May File Proofs of Claim......................................................52
     SECTION 6.10.  Priorities............................................................................53
     SECTION 6.11.  Undertaking for Costs.................................................................53

ARTICLE SEVEN                TRUSTEE

     SECTION 7.01.  Duties of Trustee.....................................................................53
     SECTION 7.02.  Rights of Trustee.....................................................................54
     SECTION 7.03.  Individual Rights of Trustee..........................................................55
     SECTION 7.04.  Trustee's Disclaimer..................................................................55
     SECTION 7.05.  Notice of Default.....................................................................55
     SECTION 7.06.  Reports by Trustee to Holders.........................................................56
     SECTION 7.07.  Compensation and Indemnity............................................................56
     SECTION 7.08.  Replacement of Trustee................................................................57
     SECTION 7.09.  Successor Trustee by Merger, Etc......................................................58

     SECTION 7.10.  Eligibility; Disqualification.........................................................58
     SECTION 7.11.  Preferential Collection of Claims Against Company.....................................58
     SECTION 7.12.  Appointment of Co-Trustee.............................................................58
     SECTION 7.13   Landlord Waivers......................................................................59
     SECTION 7.14   Intercreditor Agreements..............................................................59

ARTICLE EIGHT                SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 8.01.  Legal Defeasance and Covenant Defeasance..............................................59
     SECTION 8.02.  Satisfaction and Discharge............................................................61
     SECTION 8.03.  Survival of Certain Obligations.......................................................62
     SECTION 8.04.  Application of Trust Assets...........................................................62
     SECTION 8.05.  Repayment to the Company; Unclaimed Money.............................................62
     SECTION 8.06.  Reinstatement.........................................................................63

ARTICLE NINE                 AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01.  Without Consent of Holders............................................................63
     SECTION 9.02.  With Consent of Holders...............................................................63
     SECTION 9.03.  Compliance with TIA...................................................................65
     SECTION 9.04.  Revocation and Effect of Consents.....................................................65
     SECTION 9.05.  Notation on or Exchange of Notes......................................................65
     SECTION 9.06.  Trustee To Sign Amendments............................................................66

ARTICLE TEN                  COLLATERAL AND SECURITY

     SECTION 10.01. Collateral and Security Documents; Additional Collateral..............................66
     SECTION 10.02. Recording and Opinions................................................................67
     SECTION 10.03. Release of Collateral.................................................................69
     SECTION 10.04. Possession and Use of Collateral......................................................69
     SECTION 10.05. Specified Releases of Collateral......................................................69
     SECTION 10.06. Disposition of Collateral Without Release.............................................71
     SECTION 10.07. Form and Sufficiency of Release.......................................................71
     SECTION 10.08. Purchaser Protected...................................................................72
     SECTION 10.09. Authorization of Actions To Be Taken by the Trustee Under the Security Documents......72
     SECTION 10.10. Authorization of Receipt of Funds by the Trustee Under................................72

ARTICLE ELEVEN               APPLICATION OF TRUST MONEYS

     SECTION 11.01. "Trust Moneys" Defined................................................................72
     SECTION 11.02. Withdrawals of Certain Net Cash Proceeds Aggregating Less Than $2,000,000.............73
     SECTION 11.03. Withdrawal of Net Cash Proceeds Following an Asset Sale...............................76
     SECTION 11.04. Withdrawal of Trust Moneys for Replacement Assets.....................................77
     SECTION 11.05. Withdrawal of Trust Moneys on Basis of Retirement of Notes............................78
     SECTION 11.06. Investment of Trust Moneys............................................................78

     SECTION 11.07. Powers Exercisable by Trustee or Receiver.............................................79
     SECTION 11.08. Disposition of Notes Retired..........................................................79

ARTICLE TWELVE                      MISCELLANEOUS

     SECTION 12.01. TIA Controls..........................................................................79
     SECTION 12.02. Notices...............................................................................79
     SECTION 12.03. Communications by Holders with Other Holders..........................................81
     SECTION 12.04. Certificate and Opinion as to Conditions Precedent....................................81
     SECTION 12.05. Statements Required in Certificate or Opinion.........................................82
     SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.............................................82
     SECTION 12.07. Legal Holidays........................................................................82
     SECTION 12.08. Governing Law.........................................................................82
     SECTION 12.09. No Adverse Interpretation of Other Agreements.........................................82
     SECTION 12.10. No Recourse Against Others............................................................82
     SECTION 12.11. Successors............................................................................83
     SECTION 12.12. Duplicate Originals...................................................................83
     SECTION 12.13. Severability..........................................................................83
     SECTION 12.14. Intercreditor Agreements..............................................................83

Exhibit A-1         Form of Note
Exhibit B-1         Oklahoma Mortgage (fee)
Exhibit B-2         Illinois Mortgage
Exhibit B-3         Missouri Deed of Trust (fee)
Exhibit C-1         Accounts and Inventory Security Agreement
Exhibit C-2         Collateral Agent Security Agreement
Exhibit D-1         Form of Working Capital Intercreditor Agreement
Exhibit D-2         Form of Equipment Loan Intercreditor Agreement
Schedule I          Existing Indebtedness
Schedule II         Existing Liens

         THIS INDENTURE dated as of August 14, 2002, between SHEFFIELD STEEL CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as Trustee (the "Trustee").

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10.0% Senior Secured Notes due 2007 (the "Notes"):

                                    RECITALS
                                    --------

         1. Sheffield Steel Corporation, a Delaware corporation ("Old Sheffield") and the Trustee entered into that certain Indenture dated as of December 1, 1997 (the "Prior Indenture") pursuant to which up to $110,000,000.00 of Series A Securities (as therein defined) were issued in accordance with the terms, provisions and conditions of the Prior Indenture.

         2. Old Sheffield filed Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the Northern District of Oklahoma (the "Bankruptcy Court") on December 7, 2001, under Case No. 01-05508-R; which such bankruptcy proceedings have been consolidated with bankruptcy proceedings in the Bankruptcy Court filed by two (2) of Old Sheffield's wholly-owned subsidiaries, Waddell's Rebar Fabricators, Inc., a Missouri corporation ("Waddell") (Case No. 01-05509-R) and Wellington Industries, Inc., an Oklahoma corporation ("Wellington") (Case No. 01-005510-R) (such bankruptcy proceedings of Old Sheffield, Waddell and Wellington are collectively referred to herein as the "Bankruptcy Proceeding").

         3. The Debtors in the Bankruptcy Proceeding have filed the Disclosure Statement and a joint plan in the Bankruptcy Proceeding on April 3, 2002 (such joint plan, as amended and modified, and confirmed by the Bankruptcy Court, is collectively referred to herein as the "Plan") to reorganize the Debtors by consolidating Waddell and Wellington into the Company as a consolidated Delaware corporation known as Sheffield Steel Corporation ("New Sheffield" and referred hereafter from time to time as the "Company"), which Plan was confirmed by order of the Bankruptcy Court on July 26, 2002.

         4. The Plan provides that, inter alia, the Series A and Series B Securities issued to the Holders pursuant to the Prior Indenture are cancelled and that such Holders shall receive their pro rata share of (a) $30,000,000 principal amount of Notes upon the terms, provisions, conditions and limitations hereinafter set forth and (b) 100% of the common stock of New Sheffield, subject to dilution through the exercise of options under the Stock Option Plan of the Company.

         5. To evidence the terms, provisions, limitations and conditions of the issuance, payment and collateralization of the Notes, the Company and the Trustee are authorized and directed to enter into this Indenture (the "Indenture").

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

SECTION 1.01      Definitions.
                  -----------

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

         "Additional Security Documents" shall have the meaning provided in
Section 10.01(b)(i).

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Affiliate Transaction" shall have the meaning provided in Section
4.12.

         "After-Acquired Property" shall have the meaning provided in Section 10.01.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

         "Appraiser" means a Person who, in the ordinary course of its business, appraises property and, where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is held.

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset

Sales shall not include (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (ii) disposals or replacements of obsolete equipment in the ordinary course of business, (iii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries; provided, that, if such sale, conveyance, transfer, lease, assignment or other transfer is to a Restricted Subsidiary and the fair market value of Property subject to such transfer is $1 million or greater, such Restricted Subsidiary shall, in order for such transaction not to be an Asset Sale, enter into a supplemental indenture wherein such Restricted Subsidiary unconditionally guarantees all of the obligations of the Company under this Indenture and the Notes and (iv) any Restricted Payment.

         "Authentication Order" shall have the meaning provided in Section 2.02.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Bankruptcy Proceeding" shall have the meaning provided in the second paragraph of the Recitals hereof.

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Saturday, Sunday or any day which banking institutions in the City of New York, New York, Tulsa, Oklahoma, or in the city of the Corporate Trust Office of the Trustee are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's

Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person (other than a Restricted Subsidiary) or group of related Persons (other than any Restricted Subsidiaries) for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than and excluding Holders on the Effective Date of the Plan and Affiliates), shall become the owner, directly or indirectly, beneficially or of record, of shares representing (x) more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company or (y) if the Company shall then have a class of Capital Stock registered under Section 12(b) or 12(g) of the Exchange Act, more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of any such Board of Directors at the beginning of such period or whose election as a member of any such Board of Directors was previously so approved.

         "Change of Control Date" shall have the meaning provided in Section
4.17.

         "Change of Control Payment Date" shall have the meaning provided in
Section 4.17.

         "Change of Control Redemption" shall have the meaning provided in
Section 4.17.

         "Collateral" means, collectively, the real estate, fixtures, equipment, accounts, inventory and other items and types of property and assets that are from time to time subject to the Security Documents.

         "Collateral Account" means the collateral account established by the Trustee pursuant to Section 11.01.

         "Collateral Agent" means Bank of Oklahoma, National Association, as collateral agent under the Term Intercreditor Agreement to which it is a party, until a party replaces it in accordance with the provisions of such Intercreditor Agreement, or if such Intercreditor Agreement is no longer outstanding, then the Note Trustee under the Indenture shall become the Collateral Agent and, in either such case, thereafter means such successor.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" means Sheffield Steel Corporation, a Delaware corporation as reorganized pursuant to the Plan, and the successor by merger and consolidation to Old Sheffield, Waddell and Wellington.

         "Company Order" means a written order or request signed in the name of the Company by its President or Vice President, and by its Treasurer, Assistant Treasurer, Secretary or any other officer so authorized and delivered to the Trustee.

         "Consolidated EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income for such period and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense for such period and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction (provided that no such transaction may occur prior to delivery of the financial statements with respect to the fiscal quarter ended on or about October 31, 2002) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed indebtedness. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. In the case of any Transaction Date occurring prior to the expiration of one full Four Quarter Period after the Effective Date, the Consolidated Fixed Charge Coverage Ratio shall be calculated on an annualized basis, with "Consolidated EBITDA" and "Consolidated Fixed Charges"
(i) with respect to Transaction Dates occurring on or after delivery of the financial statements with respect to the fiscal quarter ended on or about October 31, 2002, and prior to delivery of the financial statements with respect to the fiscal quarter ended on or about January 31, 2003, each for the fiscal quarter ended on or about October 31, 2002, being multiplied by four, (ii) with respect to Transaction Dates occurring on or after delivery of the financial statements with respect to the fiscal quarter ended on or about January 31, 2003, and prior to the delivery of the financial statements with respect to the fiscal quarter ended on or about April 30, 2003, each for the two consecutive fiscal quarters ended on or about January 31, 2003, being multiplied by two and
(iii) with respect to Transaction Dates occurring on or after delivery of the financial statements with respect to the fiscal quarter ended on or about April 30, 2003, and prior to the delivery of the financial statements with respect to the fiscal quarter ended on or about July 31, 2003, each for the three consecutive fiscal quarters ended on or about July 31, 2003, being multiplied by 4/3.

         "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (i) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person,
(f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets, (h) any non-cash charges incurred by the Company at any time in connection with, and including at the time of, the adoption of Statement of Financial Accounting Standards 106.

         "Consolidated Non-cash Charges" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Consolidated Tangible Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person; less the book value of all Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

         "Consolidated Working Capital" means at any time the remainder of Current Assets at such time minus Current Liabilities at such time as each such term is determined in accordance with GAAP.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103.

         "Covenant Defeasance" shall have the meaning provided in Section 8.01.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means an event or condition the occurrence of which is, or with lapse of time or the giving of notice or both would be, an Event of Default.

         "Deferred Interest" shall have the meaning provided in Section 3.07.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto.

         "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

         "Designation" shall have the meaning provided in Section 4.21.

         "Designation Amount" shall have the meaning provided in Section 4.21.

         "Destruction" shall have the meaning provided in each Mortgage.

         "Disclosure Statement" shall mean the Disclosure Statement pursuant to
Section 1125 of the Bankruptcy Code with respect to Joint Plan of Reorganization filed in the Bankruptcy Proceeding on April 3, 2002, as amended.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

         "Effective Date of the Plan" means August 14, 2002.

         "Event of Default" shall have the meaning provided in Section 6.01.

         "Excess Cash Flow" means for any fiscal year of the Company, the amount by which (a) the sum of (i) Consolidated EBITDA for such fiscal year, and (ii) the net negative change, if any, in the Consolidated Working Capital of the Company of such fiscal year exceeds (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year on account of capital expenditures, (ii) the aggregate amount of all principal payments of long-term indebtedness (including, without limitation, the Notes and Capitalized Lease Obligations) of the Company and its Subsidiaries or principal payments on other indebtedness of the Company and its Subsidiaries to the extent such payments permanently reduce the amount available for borrowing thereunder, in each case made during such fiscal year, (iii) Consolidated Interest Expense of the Company and its Subsidiaries for such fiscal year, (iv) cash taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year, (v) the net positive change, if any, in the Consolidated Working Capital of the Company during such fiscal year, and (vi) restructuring costs and expenses actually paid in cash during such fiscal year.

         "Excess Cash Flow Redemption" shall have the meaning provided in
Section 3.08(a).

         "Excess Cash Flow Redemption Amount" shall have the meaning provided in
Section 3.08(a).

         "Excess Cash Flow Redemption Trigger Date" shall have the meaning provided in Section 3.08(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Fair Value" or "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

         "Four Quarter Period" shall have the meaning provided in the definition of "Consolidated Fixed Charge Coverage Ratio."

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

         "Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and that has the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "incur" shall have the meaning provided in Section 4.04.

         "Indebtedness" means with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and all Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such

Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent" when used with respect to any specified Person means such a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and approved by the Trustee, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

         "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise Independent and qualified to perform the task for which it is to be engaged.

         "Intangible Assets" of any Person means all unamortized debt discount and expense, unamortized deferred charges, good will, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying values (other than write-ups which occurred prior to the Issue Date and other than, in connection with Asset Acquisitions, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP), and all other times which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

         "Intercreditor Agreement(s)" means, as the case may be, the Term Loan Intercreditor Agreement and the Working Capital Intercreditor Agreement.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangements with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted

Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date of the issuance of the Notes pursuant hereto.

         "Legal Defeasance" shall have the meaning provided in Section 8.01.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Maturity Date" means April 30, 2007.

         "Mortgages" means the mortgages (or deeds of trust) dated as of the Issue Date or pursuant to Section 10.01(b) hereof granted by the Company to the Collateral Agent for the benefit of the Term Lenders and the Trustee and the Holders pursuant to the Term Loan Intercreditor Agreement, in substantially the forms of Exhibit B-1 (fee) (Oklahoma), B-2 (Illinois) and B-3 (fee) (Missouri) hereto, respectively, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof or in accordance with the terms hereof.

         "Mortgaged Property" shall have the meaning provided in the Mortgages.

         "Net Award" shall have the meaning provided in each Mortgage and shall include any amounts received in respect of personal property pursuant to the Security Agreement or otherwise.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) or proceeds in the form of cash or Cash Equivalents from the sale of non cash consideration previously received by the Company from an Asset Sale, received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions paid to persons other than Affiliates), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (but upon extinguishment or reduction of such reserve, such amount shall constitute Net Proceeds).

         "Net Proceeds" shall have the meaning provided in each Mortgage and shall include any amounts received in respect of personal property pursuant to the Security Agreement.

         "Net Proceeds Redemption" shall have the meaning provided in Section 4.16(c) hereto.

         "Net Proceeds Redemption Amount" shall have the meaning provided in
Section 4.16(c) hereto.

         "Net Proceeds Redemption Payment Date" shall have the meaning provided in Section 4.16 hereto.

         "Net Proceeds Redemption Trigger Date" shall have the meaning provided in Section 4.16(c) hereto.

         "New Sheffield" shall have the meaning provided in the third paragraph of the Recitals hereto.

         "Notes" means the Company's 10% Senior Secured Notes due 2007, and "Note" means any one of the Notes.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and any other obligations required to be performed at any time, whether now or in the future, under the documentation governing such Indebtedness or entered into in connection with or with respect to such Indebtedness or such documentation.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05.

         "Old Sheffield" shall have the meaning provided in the first paragraph of the Recitals hereof.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
12.04 and 12.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company or the Trustee.

         "Optional Redemption" shall have the meaning provided in Section 4.18.

         "Optional Redemption Payment Date" shall have the meaning provided in
Section 4.18.

         "Participant" means with respect to the Depository, a Person who has an account with the Depository.

         "Paying Agent" means the agent responsible for transactions and notices concerning the Notes as set forth in Section 2.03.

         "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Notes and this Indenture incurred as of the Issue Date together with any guarantees of the Notes by Restricted Subsidiaries of the Company required by the terms of this Indenture;

                  (ii) Indebtedness incurred pursuant to the Working Capital Facility in an aggregate principal amount at any time outstanding not to exceed $35,000,000;

                  (iii) Indebtedness of the Company to the Term Lender in an aggregate principal amount not to exceed $6,000,000;

                  (iv) such other Indebtedness (including Capitalized Lease Obligations) of the Company and the Restricted Subsidiaries outstanding on the Issue Date set forth on Schedule I annexed hereto;

                  (v) purchase money indebtedness, Capitalized Lease Obligations and any other Indebtedness in an aggregate amount for all Indebtedness incurred pursuant to this subclause (iv) not to exceed $15,000,000 outstanding at any one time; provided, however, that not more than $6,000,000 in aggregate principal amount of such Indebtedness outstanding at any one time may be incurred by Restricted Subsidiaries of the Company;

                  (vi) Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                  (vii) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                  (viii) Indebtedness arising under the Railway Credit Facility, or other Indebtedness the primary obligor of which is the Railway Company (including, without limitation, the related guarantee by the Company of Indebtedness thereunder owned by the Railway Company), in an aggregate principal amount not to exceed $5,000,000;

                  (ix) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                  (x)      Refinancing Indebtedness; and

                  (xi) additional Indebtedness of the Company in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding.

         "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (ii) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness incurred by the Company evidencing such Investment by a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture; (vi) other Investments, including Investments in Unrestricted Subsidiaries not to exceed $2,500,000 at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and
(viii) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16 hereof.

         "Permitted Liens" means the following types of Liens:

                  (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) judgment Liens not giving rise to an Event of Default;

                  (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

                  (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (vii) Liens securing any Indebtedness incurred under this Indenture, the Working Capital Facility, in a principal amount not in excess of $35,000,000, the Term Facility in a principal amount not in excess of $6,000,000 or described in clause (viii) of the definition of "Permitted Indebtedness"; provided that such Liens extend solely to the categories of

         Property which were the subject of Liens securing the Working Capital Facility (accounts, inventory, general intangibles, letter of credit rights, deposit accounts and proceeds thereof), the Term Facility (real estate and equipment) and the Railway Credit Facility, as the case may be, as of the Issue Date other than, in the case of the Railway Credit Facility Indebtedness described in clause (viii) of the definition of "Permitted Indebtedness", for additional security consisting of a mortgage on the real property of the Railway Company owned or leased on the Issue Date;

                  (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

                  (xi) Liens securing Acquired Indebtedness incurred in accordance with Section 4.04 hereof; provided that such liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

                  (xii) Liens on Property of the Company or any of its Subsidiaries acquired after the Issue Date in favor of governmental bodies to secure progress or advance payments relating to such Property;

                  (xiii) Liens on Property of the Company or any of its Subsidiaries acquired after the Issue Date securing industrial revenue or pollution control bonds issued in connection with the acquisition or refinancing of such Property;

                  (xiv) Liens to secure certain Indebtedness that is otherwise permitted under this Indenture and that is used to finance the cost of Property of the Company or any of its Subsidiaries acquired after the Issue Date; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost,
         (c) the Indebtedness secured by such Lien is incurred by the Company or its Subsidiary within 180 days after the acquisition of such

         Property by the Company or its Subsidiary, as the case may be, and (d) such Lien does not extend to or cover any Collateral or other Property other than such item of Property and any improvements on such item;

                  (xv)     Liens existing on the Issue Date described on
         Schedule II or set forth in the exceptions to the title insurance commitments or title insurance policies delivered to the Collateral Agent on the Issue Date pursuant to Section 10.02(d) to the extent and in the manner but only to the extent existing on the Issue Date as provided in the Plan but not including existing liens in favor of Bank of America or its predecessors in interest;

                  (xvi) Liens on the property or assets of a Person that becomes a Restricted Subsidiary after the Issue Date to the extent that such Liens are existing at the time such Person became a Restricted Subsidiary of the Company and were not granted as a result of, in connection with or in anticipation of such Person becoming a Restricted Subsidiary of the Company; provided that (A) the Indebtedness (if any) secured thereby is incurred in accordance with this Indenture and (B) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired; and

                  (xvii) Liens in respect of Indebtedness incurred to Refinance any of the Indebtedness set forth in clauses (vi), (vii),
         (xi), (xii), (xv) and (xvi) above; provided that such Liens in respect of such Refinancing Indebtedness (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than in the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any properties or assets of the Company or of any of the Company's Subsidiaries, other than the property or assets that secured the Indebtedness being Refinanced.

         "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Plan" shall have the meaning provided in the third paragraph of the Recitals hereof.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "Principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Prior Indenture" shall have the meaning provided in the first paragraph of the Recitals hereof.

         "Prior Liens" shall have the meaning provided in each Security
Document.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its Independent certified public accountants.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.`

         "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Railway Company" means the Sand Springs Railway Company, an Oklahoma corporation.

         "Railway Credit Facility" means the revolving loan agreement and the term loan agreement, each dated as of July 31, 1997, between the Railway Company and Bank of Oklahoma, N.A., as amended, extended, modified or restated from time to time, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause
(x) of the definition of "Permitted Indebtedness") all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

         "Real Property" means any interest of the Company (including without limitation, any such interest previously held of record by Waddell's or Wellington) in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

         "Record Date" means the Record Dates specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraphs 5, 6 and 7 in the form of Note annexed hereto as Exhibit A-1.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 5, 6 and 7 in the form of Note annexed hereto as Exhibit A-1.

         "Reference Date" shall have the meaning provided in Section 4.03.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with Section 4.04 hereof (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix) or (x) of the definition of Permitted Indebtedness), in each case that does not
(1) result in an increase in the aggregate principal amount of Indebtedness of such

Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of August 14, 2002, among the Company, Bennett Restructuring Fund, L.P., Bennett Restructuring Fund II., L. P., Bennett Offshore Restructuring Fund, Inc., Axis-RDO Limited, HFR DS Performance Master Trust, Mellon HBV Master Multi-Strategy Fund L.P., Mellon HBV Master Rediscovered Opportunities Fund L.P. and LC Capital Partners, L.P.

         "Registrar" shall have the meaning provided in Section 2.03.

         "Released Interests" shall have the meaning provided in Section 10.05.

         "Released Trust Moneys" shall have the meaning provided in Section
11.04.

         "Replacement Assets" means assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale.

         "Restricted Definitive Note" means a Definitive Note bearing the Transfer Restriction Legend.

         "Restricted Global Note" means the Global Note bearing the Transfer Restriction Legend.

         "Restricted Payment" shall have the meaning provided in Section 4.03.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.21 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 4.21.

         "Revocation" shall have the meaning provided in Section 4.21.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Security Agreements" means the security agreements dated as of the Issue Date by and between the Company and the Trustee and the Company and the Collateral Agent, respectively, substantially in the form of Exhibits D-1 (Accounts and Inventory Security Agreement) and D-2 (Equipment Security Agreement) hereto, respectively, as the same may be amended, supplemented or modified in accordance with the terms thereof.

         "Security Documents" means, collectively, the Security Agreements, the Mortgages, the Intercreditor Agreements, any additional Security Documents and all security agreements, mortgages, deeds of trust, collateral assignments, account control agreements, or other instruments evidencing or creating any security interests in favor of the Trustee or the Collateral Agent in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms.

         "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

         "Stock Option Plan" means the Company's Senior Management Stock Incentive Program as adopted by the Company's Board of Directors, as in effect on the Issue Date, with such modifications subsequent thereto which are not adverse to the interests of Holders of the Notes; provided, however, that any increase in the number of shares of Common Stock reserved for issuance under the Stock Option Plan in excess of the number reserved on the Issue Date shall be deemed adverse to the interests of the Holders unless such increase in the number of shares results from a change in the capitalization of the Company or from a Change of Control (so long as the increase in number of shares reserved for issuance under such Stock Option Plan is and remains on a pro-rata and allocable basis as otherwise required and limited hereby and by the Plan.

         "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Surviving Entity" shall have the meaning provided in Section 5.01.

         "Survey" means a survey of any parcel of Real Property (and all improvements thereon); (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such property is located; (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated (or redated) after the completion of such construction as of such date of delivery); (iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance) and
(iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).

         "Taking" shall have the meaning provided in each Mortgage.

         "Term Loan Agreement" means the agreement establishing and governing the Term Facility between the Company and the Term Lenders dated as of August 14, 2002, thereunder together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowing is permitted under clause
(iii) of the definition of "Permitted Indebtedness") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

         "Term Facility" means those certain term loan facility(ies) not in excess of an aggregate principal amount of $6,000,000 established pursuant to the Term Loan Agreement.

         "Term Loan Intercreditor Agreement" means that certain intercreditor and collateral agency agreement, of even date herewith, by, between and among the Trustee on behalf of the holders of the Notes, on the one hand, and the Term Lenders (and any successor or successors thereto or assignee or assignees therefrom), on the other hand, substantially in the form of Exhibit E-2 hereto, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

         "Term Lenders" means the lender or lenders issuing the Term Facility to the Company, and their successors and assigns.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. [sec][sec] 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

         "Transfer Restricted Notes" means Notes that bear the Transfer Restriction Legend.

         "Transfer Restriction Legend" means the legend set forth in Section 2.06(g)(i) to be placed on certain Notes issued under this Indenture where required by the provisions of this Indenture.

         "Trust Moneys" shall have the meaning provided in Section 11.01.

         "Trust Officer" means any officer within the corporate trust administration department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Unrestricted Definitive Note" means a Definitive Note that does not bear the Transfer Restriction Legend.

         "Unrestricted Global Note" means the Global Note that does not bear the Transfer Restriction Legend.

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.21 hereof. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such Section 4.21.

         "U.S. Government Obligations" shall have the meaning provided in
Section 8.01.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Valuation Date" shall have the meaning provided in Section 10.05.

         "Waddell" shall have the meaning provided in the second paragraph of the Recitals hereof.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wellington" shall have the meaning provided in the second paragraph of the Recitals hereof.

         "Wholly Owned Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Subsidiary.

         "Working Capital Agreement" means the agreement establishing and governing the Working Capital Facility between the Company and the Working Capital Lenders dated as of August 14, 2002, as amended, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowing is permitted under clause (ii) of the definition of "Permitted Indebtedness" and clause (vii) of the definition of "Permitted Liens") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other lender or group of lenders.

         "Working Capital Facility" means the revolving credit facility not in excess of an aggregate principal amount of $35,000,000 established pursuant to the Working Capital Agreement.

         "Working Capital Intercreditor Agreement" means that certain intercreditor agreement, of even date herewith, by, between and among the Trustee on behalf of the holders of the Notes, on the one hand, and the Working Capital Lenders (and any successor or successors thereto or assignee or assignees therefrom), on the other hand, substantially in the form of Exhibit E-1 hereto, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

         "Working Capital Lenders" means the lender or lenders issuing the Working Capital Facility.

SECTION 1.02.     Incorporation by Reference of TIA.
                  ---------------------------------

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder or a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.     Rules of Construction.
                  ---------------------

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3       "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5)      provisions apply to successive events and transactions;

         (6) "herein," "hereof and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (7) references to sections or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE TWO

                                   THE NOTES
                                   ---------

SECTION 2.01.     Form and Dating.
                  ---------------

         (a)      General.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. All Notes issued on the Issue Date shall be represented by beneficial interests in the Unrestricted Global Note unless the holder of such beneficial interest is an "underwriter" within the meaning of 11 U.S.C. [sec] 1145 or an "affiliate" or a "control person" within the meaning of the Securities Act, in which case such holder's interest shall be represented by a beneficial interest in a Transfer Restricted Note.

         (b)      Global Notes.

         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and Deferred Interest added to principal. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depository, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

         All Deferred Interest added to principal in respect of a Global Note shall be represented by increases in such Global Note.

SECTION 2.02.     Execution and Authentication.
                  ----------------------------

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $30,000,000 upon receipt of a written order of the Company (the "Authentication Order") in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, whether any such Notes are Transfer Restricted Notes, whether such Notes are Global Notes or Definitive Notes, the date on which the Notes are to be authenticated and instructions with respect to distribution thereof. The aggregate principal amount of Notes outstanding at any time may not exceed $30,000,000, except as set forth in Section 2.07, which such $30,000,000 maximum amount is exclusive of the Deferred Interest as set forth in Section 3.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Holders, the Company and Affiliates of the Company.

SECTION 2.03.     Registrar and Paying Agent.
                  --------------------------

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment to such Person ("Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

SECTION 2.04.     Paying Agent To Hold Assets in Trust.
                  ------------------------------------

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.     Noteholder Lists.
                  ----------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.     Transfer and Exchange.
                  ---------------------

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) there shall have occurred and be continuing a Default or an Event of Default and such exchange shall be requested by a written notice given to the Depository by a Holder. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof, in each case subject to the requirements of Section 2.06(f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the following, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in the Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Restricted Global Note in accordance with
         Section 2.06(f) hereof and the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in the Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note.

                  (ii) Transfers and Exchanges of Beneficial Interests in a Global Note for Beneficial Interests in Another Global Note. In connection with all transfers and exchanges of beneficial interests in a Global Note for beneficial interests in the other Global Note, the transferor of such beneficial interest must deliver to the Registrar
         (A) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the beneficial interest to be transferred or exchanged, (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, and (C) the documentation required by Section 2.06(f) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture (including, without limitation, Section 2.06(f) hereof) and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
                  Notes.

         If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon (i) delivery to the Registrar of (A) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged, and
(B) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange, and (ii) if the beneficial interest being transferred or exchanged is a beneficial interest in the Restricted Global Note, satisfaction of the conditions set forth in Section 2.06(f) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued upon exchange or transfer of a beneficial interest in the Unrestricted Global Note that is issued to a Person that may be deemed to be an "underwriter" within the meaning of 11 U.S.C. [sec] 1145 ("Section 1145") or an "affiliate" or a "control person" within the meaning of the Securities Act and any Definitive Note issued upon exchange or transfer of a beneficial interest in the Restricted Global Note shall, in each case, unless otherwise permitted under Section 2.06(f), bear the Transfer Restriction Legend and shall be subject to all restrictions on transfer contained therein.

         (d)      Transfer and Exchange of Definitive Notes for Beneficial
                  Interests.

         If any Holder of a Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, then, upon (i) delivery to the Registrar of a written order and instructions of the types described in Section 2.06(b)(ii) above, and (ii) if the Definitive Note being transferred or exchanged is a Restricted Definitive Note, satisfaction of the conditions set forth in Section 2.06(f) hereof, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

         (e)      Transfer and Exchange of Definitive Notes for Definitive
                  Notes.

         Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e) and, if applicable,
Section 2.06(f), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 2.06(f).

         Any Definitive Note issued upon exchange or transfer of an Unrestricted Definitive Note that is issued to a Person that may be deemed to be an "underwriter" within the meaning of Section 1145 or an "affiliate" or a "control person" within the meaning of the Securities Act and any Definitive Note issued upon exchange or transfer of a Restricted Definitive Note shall, in each case, unless otherwise permitted under Section 2.06(f), bear the Transfer Restriction Legend and shall be subject to all restrictions on transfer contained therein.

         (f) Transfers and Exchanges of Transfer Restricted Notes. No Person may transfer or exchange a Restricted Definitive Note, the Restricted Global Note or a beneficial interest in the Restricted Global Note (including, without limitation, the removal of the Transfer Restriction Legend thereon) unless such transfer or exchange is made (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with the applicable requirements of Rule 144 or (iii) pursuant to an exemption from registration requirements of the Securities Act and, in the case of clauses (ii) or (iii), the Registrar receives a certificate of all investment representations and other matters of fact required for compliance with the applicable rule or exemption under the Securities Act and, if requested by the Registrar or the Depository, an opinion of counsel in form reasonably acceptable to the Registrar and the Company stating that (A) such transfer or exchange is in compliance with the Securities Act and (B) if such transferee or exchangee seeks the removal of the Transfer Restriction Legend, the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the requirements of this Section 2.06(f) with respect to the removal of the Transfer Restriction Legend, as appropriate, such Restricted Definitive Note shall be exchanged for an Unrestricted Definitive Note or such beneficial interest in the Restricted Global Note shall be exchanged for a beneficial interest in the Unrestricted Global Note, and the Trustee shall adjust the principal balances of the Global Notes pursuant to Section 2.06(h) hereof.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture to the extent required by the applicable provisions of this Indenture:

                  (i) Transfer Restriction Legend. Each Transfer Restricted Note shall bear a legend substantially in the following form:

         "THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C. [sec] 1145 ("SECTION 1145") TO A PERSON OR ENTITY WHO MAY BE DEEMED TO BE (1) AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145 OR (2) AN "AFFILIATE" OR "CONTROL PERSON" OF THE ISSUER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AS SUCH, THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE IN ACCORDANCE WITH

         THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE OR FEDERAL SECURITIES LAWS, (2) AN EXEMPTION FROM SUCH REGISTRATION (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER, THE REGISTRAR OR THE DEPOSITORY) OR (3) COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER, THE REGISTRAR OR THE DEPOSITORY).

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

         (i)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.16 and 4.17 hereof.

                  (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (iv) Neither the Company nor the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
         3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                  (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     Replacement Notes.
                  -----------------

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

         Every replacement Note is an additional obligation of the Company.

SECTION 2.08.     Outstanding Notes.
                  -----------------

         Subject to Article Eight, Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.     Treasury Notes.
                  --------------

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be disregarded.

         The Trustee may require an Officers' Certificate listing Notes owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

SECTION 2.10.     Temporary Notes.
                  ---------------

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written Authentication Order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written Authentication Order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

SECTION 2.11.     Cancellation.
                  ------------

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.     Defaulted Interest.
                  ------------------

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.     CUSIP Number.
                  ------------

         The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

SECTION 2.14.     Deposit of Moneys.
                  -----------------

         Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.     Designation.
                  -----------

         The Indebtedness evidenced by the Notes is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee.
                  ------------------

         If the Company elects to or is required to redeem Notes pursuant to Paragraphs 5, 6 and 7 of the Notes (the form of which Notes is annexed hereto as Exhibit A-1), it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Trustee at least 35 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.     Selection of Notes To Be Redeemed.
                  ---------------------------------

         If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such a method is prohibited.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.         Notice of Redemption.
                      --------------------

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At the Company's request made at least 35 days before the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

         (1)      the Redemption Date;

         (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (3)      the name and address of the Paying Agent;

         (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

         (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

         (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

SECTION 3.04.         Effect of Notice of Redemption.
                      ------------------------------

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption
Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.     Deposit of Redemption Price.
                  ---------------------------

         On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06      Notes Redeemed in Part.
                  ----------------------

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07      Deferred Interest.
                  -----------------

         Interest accruing from the Issue Date of the Notes through and including April 30, 2003 (collectively, the "Deferred Interest"), shall be deferred and added to the principal balance thereof on the last day of each July, October, January and April through and including such date and shall accrue interest from the date so added, with initial quarterly interest payments due on the last day of each January, April, July and October, commencing July 31, 2003. The table below shows the principal balance, after the addition of Deferred Interest thereto, at October 31, 2002, January 31, 2003 and April 30, 2003, of a security with a principal balance on the Issue Date of $1,000.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Principal Balance Prior to                                  Principal Balance After
                                  Application of Deferred                                   Application of Deferred
             Date                        Interest                 Deferred Interest                Interest
------------------------------- ---------------------------- ---------------------------- ----------------------------
Issue Date (August 14, 2002)    $1,000.00                    N/A                          $1,000.00
------------------------------- ---------------------------- ---------------------------- ----------------------------
October 31, 2002                $1,000.00                    $21.67                       $1,021.67
------------------------------- ---------------------------- ---------------------------- ----------------------------
January 31, 2003                $1,021.67                    $25.54                       $1,047.21
------------------------------- ---------------------------- ---------------------------- ----------------------------
April 30, 2003                  $1,047.21                    $26.18                       $1,073.39
------------------------------- ---------------------------- ---------------------------- ----------------------------

SECTION 3.08      Excess Cash Flow Redemption Amount.
                  ----------------------------------

         (a) On the 90th day after each fiscal year end of the Company, commencing with its fiscal year ending April 30, 2003 (each, an "Excess Cash Flow Redemption Trigger Date"), the aggregate amount of Excess Cash Flow (each, an "Excess Cash Flow Redemption Amount"), subject to the minimum Availability provisions and limitations of Section 7.10(j) of the Working Capital Facility for so long as the Working Capital Facility remains in effect and further subject to the

Intercreditor Agreements, shall be applied by the Company to purchase (the "Excess Cash Flow Redemption") on a date (the "Excess Cash Flow Redemption Payment Date") not less than 30 nor more than 60 days following the applicable Excess Cash Flow Redemption Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Excess Cash Flow Redemption Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

         (b) The Company may defer the Excess Cash Flow Redemption until there is an aggregate unutilized Excess Cash Flow Redemption Amount equal to or in excess of $2,000,000 resulting from one or more fiscal years (at which time, the amount in excess of $2,000,000, shall be applied as required pursuant to this paragraph). All Excess Cash Flow Proceeds in excess of $2,000,000, pending application thereof in accordance with this Section 3.08, shall be deposited in a cash collateral account under this Indenture.

         (c) Subject to the deferral of the Excess Cash Flow Redemption contained in subsection (b) above, each notice of an Excess Cash Flow Redemption pursuant to this Section 3.08 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the Excess Cash Flow Redemption Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Redemption and shall state the following terms:

         (1)      that the Excess Cash Flow Redemption is being made pursuant to
                  Section 3.08 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in an Excess Cash Flow Redemption plus accrued interest at the Excess Cash Flow Redemption Payment Date exceeds the aggregate amount of the Excess Cash Flow Redemption Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

         (2) the purchase price (including the amount of accrued interest) and the Excess Cash Flow Redemption Payment Date (which shall be at least 20 Business Days from the date of mailing of notice of such Net Proceeds Redemption, or such longer period as required by law;

         (3)      that any Note not tendered will continue to accrue interest;

         (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Excess Cash Flow Redemption shall cease to accrue interest after the Excess Cash Flow Redemption Payment Date;

         (5) that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Redemption will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Excess Cash Flow Redemption Payment Date;

         (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Excess Cash Flow Redemption Payment

                  Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

         (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before the Excess Cash Flow Redemption Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Excess Cash Flow Redemption which are to be purchased in accordance with item
(c)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 3.08, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to an Excess Cash Flow Redemption shall be returned by the Trustee to the Company.

         The foregoing Excess Cash Flow Redemption provisions shall be subject to (i) the pro-rata sharing provisions with the Term Lender in accordance with the terms and provisions of the Term Loan Intercreditor Agreement, and (ii) the mandatory redemption calculations being net of such Excess Cash Flow payments and the minimum availability requirements of Section 7.10(j) of the Working Capital Facility for so long as the Working Capital Facility remains in effect, the Excess Cash Flow shall be applied first to the payment of the Deferred Interest and second to redeem the Notes in the direct order of maturity thereof. The Redemption Prices and dates are set forth in the Form of Note annexed hereto as Exhibit A. Excess Cash Flow shall be calculated at the end of each fiscal year, commencing with the fiscal year ending April 30, 2003, and such calculations shall be based on the Company's annual financial statements delivered to the Trustee pursuant to the terms hereof. Such Excess Cash Flow Redemption calculations shall be cumulative from year to year to the extent of availability, if any.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Notes.
                  ----------------

         The Company shall pay the principal of and interest on the Notes in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

         The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.     Maintenance of Office or Agency.
                  -------------------------------

         The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. The Company hereby initially designates the office of State Street Bank and Trust Company located at 61 Broadway, 15th Floor, Corporate Trust Window, New York, N.Y. 10006, as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.     Limitation on Restricted Payments.
                  ---------------------------------

         The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or its Subsidiaries that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from and including the first full fiscal quarter of the Company commencing after the Issue Date to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (other than from a Subsidiary of the Company).

         Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption, retirement or acquisition of any shares of Capital Stock of the Company, either
(i) solely in exchange for shares of Qualified Capital Stock of the Company or
(ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a

Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;
(2) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption, retirement or acquisition of any Indebtedness of the Company or a Subsidiary of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; and (3) so long as no Default or Event of Default shall have occurred and be continuing, pursuant to and in accordance with the Stock Option Plan, the purchase of capital stock or options from members of management or directors of the Company upon the terms set forth in the Stock Option Plan for consideration consisting of cash and/or subordinated management notes. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses 1 (ii) and 2 (ii)(A) above and clause (vi) of the definition of Permitted Investments shall be included in such calculation.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

SECTION 4.04.     Limitation on Indebtedness.
                  --------------------------

         (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is not less than 2.0 to 1.0.

         (b) The Company will not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company.

SECTION 4.05.     Corporate Existence.
                  -------------------

         Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.     Payment of Taxes and Other Claims.
                  ---------------------------------

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.     Maintenance of Properties and Insurance.
                  ---------------------------------------

         (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance. The Company shall provide, and shall cause its Subsidiaries to provide, an Officers' Certificate as to compliance with the foregoing requirements to the Trustee prior to the anniversary or renewal date of each such policy, together with satisfactory evidence of such insurance, which certificate shall expressly state such expiration date for each policy listed.

SECTION 4.08.     Compliance Certificate; Notice of Default.
                  -----------------------------------------

         (a) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee if the Company elects to change the manner in which it fixes its fiscal year end.

         (b) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.     Compliance with Laws.
                  --------------------

         The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such incidences of noncompliance as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10.     TIA Reports.
                  -----------

         (a) At the Company's expense, the Company shall cause an annual report and each quarterly or other financial report to be delivered to the Trustee and the Trustee will mail them to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. The Company shall also comply with the provisions of TIA [sec] 314(a).

         (b) The Company will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with the Rule 144A under the Securities Act.

SECTION 4.11.     Waiver of Stay, Extension or Usury Laws.
                  ---------------------------------------

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.     Limitation on Transactions with Affiliates.
                  ------------------------------------------

         (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $4,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain an opinion stating that such transaction or series of related transactions are fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) Restricted Payments permitted by this Indenture; and (iv) advances and loans to employees and officers in the ordinary course of business.

SECTION 4.13.     Impairment of Security Interest.
                  -------------------------------

         The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, take or omit to take any action, which action or omission would have the result of materially adversely affecting the security interests in the Collateral in favor of the Trustee or the Collateral Agent for the benefit of the Trustee and the Noteholders, nor shall the Company or any such Subsidiary grant any interest whatsoever in the Collateral except as expressly permitted by this Indenture and the Security Documents.

SECTION 4.14.     Limitation on Dividend and Other Payment Restrictions
                  -----------------------------------------------------
Affecting Subsidiaries.
-----------------------

         The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) with the sole exception of the Railway Company, pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) with the sole exception of the Railway Company, transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) this Indenture and the Security Documents; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including, but not limited to, such Person's direct and indirect Subsidiaries); (5) Permitted Liens; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or
(5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2) or (4).

SECTION 4.15.     Limitation on Liens.
                  -------------------

         The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, except (i) in the case of Property not constituting Collateral, Permitted Liens, and (ii) in the case of Property constituting Collateral, Liens permitted by the Security Documents.

SECTION 4.16.     Limitation on Sale of Assets.
                  ----------------------------

         (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (1) one or both of the Intercreditor Agreements are in effect and none of the Intercreditor Agreements then in effect prohibits such Asset Sale and expressly provides that the Trustee has no right to restrict or permit or approve or disapprove, such Asset Sale, or
(2) in all other cases (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash and/or Cash Equivalents and is received at the time of such disposition, and (iii) to the extent such Asset Sale involves Collateral, it shall be in compliance with the provisions described under Section 10.04.

         (b) Upon the consummation of an Asset Sale, subject to the Intercreditor Agreements, the Company may apply, or may cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days after receipt thereof to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in Replacement Assets; provided that, to the extent the Net Cash Proceeds relate to an Asset Sale of Collateral, the Replacement Assets, if any, relating to such Net Cash Proceeds shall be of a type constituting Collateral and shall be subject to a first priority Lien in favor of the Trustee pursuant to the Security Documents subject only to Permitted Liens described in (vii) of the definition thereof and shall constitute Collateral.

         (c) On the 180th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in the next preceding sentence (each, a "Net Proceeds Redemption Trigger Date"), subject to the Intercreditor Agreement, such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Redemption Trigger Date as permitted in the next preceding sentence (each a "Net Proceeds Redemption Amount") shall be applied by the Company or such Restricted Subsidiary to redeem Notes (the "Net Proceeds Redemption") on a date (the "Net Proceeds Redemption Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Redemption Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Redemption Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this
Section 4.16.

         (d) The Company may defer the Net Proceeds Redemption until there is an aggregate unutilized Net Proceeds Redemption Amount equal to or in excess of $2,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Redemption Amount, not just the amount in excess of $2,000,000, shall be applied as required pursuant to this paragraph). All Net Cash Proceeds in excess of $2,000,000 from Asset Sales not immediately applied to purchase Replacement Assets, pending their application in accordance with this Section 4.16 or the release thereof in accordance with Section 10.05 hereof, subject to the Intercreditor Agreements, shall be deposited in a cash collateral account under this Indenture.

         (e) Subject to the deferral of the Net Proceeds Redemption contained in subsection (d) above, each notice of a Net Proceeds Redemption pursuant to this
Section 4.16 shall be mailed or caused to be mailed, by first class mail, by the Company within 25 days following the Net Proceeds Redemption Trigger Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Redemption and shall state the following terms:

                  (1) that the Net Proceeds Redemption is being made pursuant to
         Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Redemption plus accrued interest at the Net Proceeds Redemption Payment Date exceeds the aggregate amount of the Net Proceeds Redemption Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                  (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Redemption Payment Date (which shall be at least 20 Business Days from the date of mailing of notice of such Net Proceeds Redemption, or such longer period as required by law;

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Redemption shall cease to accrue interest after the Net Proceeds Redemption Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Redemption will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Redemption Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Net Proceeds Redemption Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

         On or before the Net Proceeds Redemption Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Redemption which are to be purchased in accordance with item (e)(l) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

         Any amounts so deposited with the Paying Agent remaining after the purchase of Notes pursuant to an Asset Sale Redemption shall be returned by the Trustee to the Company.

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

         The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Net Proceeds Redemption. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Asset Sale, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Asset Sale by virtue thereof.

         In the event that the Capital Stock of a Restricted Subsidiary of the Company, which has entered into a supplemental indenture guaranteeing the obligations of the Company under the Notes and this Indenture, is sold or otherwise disposed of in a transaction with any Person that is not an Affiliate of the Company, such Restricted Subsidiary shall be deemed automatically and unconditionally released and discharged from any of its obligations under the supplemental indenture without any further action on the part of the Trustee or any holder of the Notes; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

SECTION 4.17.     Change of Control Redemption.
                  ----------------------------

         (a) Upon the occurrence of a Change in Control, each Holder will have the right to require that the Company redeem by purchase all or a portion of such Holder's Notes pursuant to the terms described below (the "Change of Control Redemption"), at a purchase redemption price equal to 101% of the principal amount thereof plus accrued interest to the date of redemption.

         (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to the Holders at their last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Redemption. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Redemption. Such notice shall state:

                  (1) that the Change of Control Redemption is being made pursuant to this Section 4.17 and that all Notes tendered and not withdrawn will be accepted for payment;

                  (2) the redemption price (including the amount of accrued interest) and the redemption date (which shall be no earlier than 35 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date") and that the Change of Control Redemption will remain open for at least 20 Business Days and until the close of business of the Business Day prior to the Change of Control Payment Date;

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, each Note accepted for payment pursuant to the Change of Control Redemption shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Note redeemed pursuant to a Change of Control Redemption will be required to surrender the Note, with the form entitled "Option of Holder to Elect Redemption" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for redemption and a statement that such Holder is withdrawing his or her election to have such Note redeemed;

                  (7) that Holders whose Notes are redeemed only in part will be issued new Notes in a principal amount equal to the unredeemed portion of the Notes surrendered; provided that each Note redeemed and each new
         Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  (8) the circumstances and relevant facts regarding such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Redemption, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, to the Change of Control Payment Date of all Notes so tendered, and (iii) deliver to the Trustee the Notes accepted, together with an Officer's Certificate stating the Notes or portions thereof being redeemed by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted delivered to the

Trustee and referenced in such Officer's Certificate payment in an amount equal to the redemption price plus accrued interest, if any, to the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unredeemed portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.17, the Trustee shall act as the Paying Agent.

         Any amounts so deposited with the Paying Agent remaining after 180 days after the Change of Control Payment Date shall be returned by the Trustee or the Paying Agent, as applicable, to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Redemption. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

SECTION 4.18.     Optional Redemption.
                  -------------------

         (a) In accordance with the provisions of paragraph 6 of the Notes, the Company will have the right to elect voluntarily to redeem all of each Holder's Notes pursuant to the redemption provisions described below (the "Optional Redemption"), at a redemption price equal to 100% of the principal amount thereof plus the applicable redemption premium thereon plus the accrued interest to the date of redemption.

         (b) If the Company elects to redeem the Notes pursuant to paragraph 6 thereof, the Company shall send by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Optional Redemption. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Optional Redemption. Such notice shall state:

                  (1) that the Optional Redemption is being made pursuant to this Section 4.18 and that all Notes will be accepted for payment;

                  (2) the redemption price (including the amount of accrued interest) and the redemption date (which shall be no earlier than 35 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Optional Redemption Payment Date");

                  (3) that any Note not tendered will not continue to accrue interest after the Optional Redemption Payment Date;

                  (4) that, unless the Company defaults in making payment therefor, each Note accepted for payment pursuant to the Optional Redemption shall cease to accrue interest after the Optional Redemption Payment Date;

                  (5) that Holders will be required to surrender the Note, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Optional Redemption Payment Date;

                  (6) the circumstances and relevant facts regarding such Optional Redemption.

         On or before the Optional Redemption Payment Date, the Company shall
(i) accept for payment all Notes, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, to the Optional Redemption Payment Date of all Notes, and (iii) deliver to the Trustee Notes so accepted, together with an Officer's Certificate stating the Notes being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes delivered to the Trustee and referenced in such Officer's Certificate payment in an amount equal to the redemption price plus accrued interest, if any, to the Optional Redemption Payment Date. For purposes of this
Section 4.18, the Trustee shall act as the Paying Agent.

         Any amounts so deposited with the Paying Agent remaining after 180 days after the Optional Redemption Payment Date shall be returned by the Trustee or the Paying Agent to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Optional Redemption. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.18 by virtue thereof.

SECTION 4.19.     Limitation on Sale and Leaseback Transactions.
                  ---------------------------------------------

         The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any Sale and Leaseback Transaction with respect to Property (whether now owned or hereafter acquired) unless (i)(a) the Property that is the subject of the Sale and Leaseback Transaction does not constitute Collateral and (b) the sale or transfer of the Property to be leased complies with the requirements of Section 4.16 and (ii) the Company or such Restricted Subsidiary would be entitled under Section 4.04 to incur any Capitalized Lease Obligation in respect of such Sale and Leaseback Transaction.

SECTION 4.20.     Limitation on Preferred Stock of Subsidiaries.
                  ---------------------------------------------

         The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary) or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

SECTION 4.21.     Limitation on Designations of Unrestricted Subsidiaries.
                  -------------------------------------------------------

         (a) The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) the fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

                  (iii) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (a) of Section 4.04 at the time of Designation (assuming the effectiveness of such Designation).

         (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 4.03 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.03.

         (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                  (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

         (d) All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION
                              ---------------------

SECTION 5.01.     Merger, Consolidation and Sale of Assets.
                  ----------------------------------------

         (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Tangible Net Worth equal to or greater than the Consolidated Tangible Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.04; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.     Successor Corporation Substituted.
                  ---------------------------------

         Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES
                              --------------------

SECTION 6.01.     Events of Default.
                  -----------------

         An "Event of Default" occurs if:

                  (1) The Company fails to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days; subject, however, in the case of the repayment of the Deferred Interest to the prohibitions against or limitations upon repayment thereof due to the availability limitations and other constraints imposed by the Term Facility and the Working Capital Facility, respectively;

                  (2) The Company fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

                  (3) The Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the Sections 4.16 and 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (4) The Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness in either event if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $2,000,000 or more at any time;

                  (5) One or more judgments in an aggregate amount in excess of $2,000,000 in the aggregate shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                  (6)      The Company or any of its Significant Subsidiaries
         (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

                  (7) A court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (8) Any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms), or any of the Security Documents cease to give the Trustee or the Collateral Agent, as applicable, the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company denies any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents.

         The Trustee shall, within 90 days after the occurrence of any Default known to it, give to the holders of Notes notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

SECTION 6.02.     Acceleration.
                  ------------

         If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default, and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(6) or (7) relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.
                  --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may instruct the Collateral Agent to take any action under the Security Documents as may be required or permitted thereunder.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Each Noteholder, by accepting a Note, acknowledges that the exercise of remedies by the Trustee or the Collateral Agent at the direction of the Trustee, as applicable, with respect to the Collateral is subject to the terms and conditions of the Intercreditor Agreements and the other Security Documents and the proceeds received upon realization of the Collateral shall be applied in accordance with Section 6.10 hereof.

SECTION 6.04.     Waiver of Past Defaults.
                  -----------------------

         Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases to exist.

SECTION 6.05.     Control by Majority.
                  -------------------

         Subject to Section 2.09, the Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06.     Limitation on Suits.
                  -------------------

         A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holder or Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07.     Rights of Holders To Receive Payment.
                  ------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder except to the extent that
(i) a Holder or Holders of 75% or more in aggregate principal amount of the outstanding Notes may consent in writing to the deferral of payment of any installment of interest for up to two (2) years after the date such installment was originally due, or (ii) the institution or prosecution of such suit or entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture or any of the Security Documents upon the Collateral.

SECTION 6.08.     Collection Suit by Trustee.
                  --------------------------

         If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.
                  --------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.     Priorities.
                  ----------

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.07 and then to the Trustee or the Collateral Agent, as applicable, for amounts due under the Security Documents (other than payments of interest and principal described in the next subclause);

                  Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third: to the Company.

         The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.
                  ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE
                                     -------

SECTION 7.01.     Duties of Trustee.
                  -----------------

         (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Notes, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

                  (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 12.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     Rights of Trustee.
                  -----------------

         Subject to Section 7.01:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel which counsel may be counsel for the Company or the Trustee; and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Subject to Section 9.02 hereof, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required under the Security Documents or by the terms hereof with respect to the Collateral, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of the Security Documents, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.03.     Individual Rights of Trustee.
                  ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.
                  --------------------

         The Trustee shall not be responsible for and makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby or hereby, or as to the validity or genuineness of any Collateral pledged and deposited with the Trustee, or as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the Security Documents, or the validity or perfection, if any, of Liens granted under this Indenture or the Security Documents. The Trustee shall not be responsible for independently ascertaining or maintaining such validity or perfection, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

SECTION 7.05.     Notice of Default.
                  -----------------

         If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Noteholder, as their names and addresses appear on the Noteholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to an offer in respect of a Change of Control Redemption; or (ii) the Net Proceeds Offer Payment Date pursuant to an Asset Sale, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06.     Reports by Trustee to Holders.
                  -----------------------------

         Within 60 days after each May 15 effective as of the May 15 initially following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA [sec] 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated effective as of such May 15 that complies with TIA [sec] 313(a). The Trustee also shall comply with TIA [sec][sec] 313(b), 313(c) and 313(d).

         A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

         The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.     Compensation and Indemnity.
                  --------------------------

         The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder and under the Security Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by the Trustee without negligence or bad faith on its part in connection with the administration of this trust and its duties under this Indenture and the Security Documents, whether in its capacity as Indenture Trustee or as Collateral Agent, if applicable, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The failure by the Trustee to so notify the Company shall not, however, relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have and the Company hereby grants to the Trustee a senior claim, lien and security interest prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and
any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight hereof and any rejection or termination under any Bankruptcy Law.

         For purposes of this Section 7.07, if at any time the Trustee is acting as Collateral Agent, the term "Trustee" shall refer to both the Trustee and the Collateral Agent.

SECTION 7.08.     Replacement of Trustee.
                  ----------------------

         The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Note may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         If at any time the Trustee is acting as Collateral Agent under the Security Documents, any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as Collateral Agent under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of a successor Collateral Agent under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as Collateral Agent under the Security Documents.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, Etc.
                  --------------------------------

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and, if applicable, successor Collateral Agent under the Security Documents).

SECTION 7.10.     Eligibility; Disqualification.
                  -----------------------------

         This Indenture shall always have a Trustee who satisfies the requirement of TIA [sec][sec] 310(a)(l) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA [sec] 310(b); provided, however, that there shall be excluded from the operation of TIA [sec] 310(b)(l) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA [sec] 310(b)(l) are met.

SECTION 7.11.     Preferential Collection of Claims Against Company.
                  -------------------------------------------------

         The Trustee, in its capacity as Trustee hereunder and in its capacity as Collateral Agent, if applicable, and under the Security Documents, shall comply with TIA [sec] 311(a), excluding any creditor relationship listed in TIA [sec] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [sec] 311(a) to the extent indicated.

SECTION 7.12.     Appointment of Co-Trustee.
                  -------------------------

         If the Trustee deems it necessary or desirable in connection with the Collateral and/or the enforcement of the Security Documents, the Trustee may appoint a co-Trustee with such powers of the Trustee as may be designated by the Trustee at the time of such appointment, and the Company shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder.

SECTION 7.13      Landlord Waivers.
                  ----------------

         Upon not less than fifteen (15) days' prior written notice from the Company and only in connection with a request from the Company's lessor of equipment situated or located at or to be situated or located at one of the Company's facilities encumbered by one or more of the Security Documents and which such equipment is the subject of a bona fide operating or true lease or a "security interest" lease arrangement as contemplated by Section 1-201(37)(b) of the applicable Uniform Commercial Code, the Trustee shall execute and deliver, or direct the Collateral Agent to execute and deliver, such standard or typical mortgagee/landlord lien waiver or subordination in form and content reasonably acceptable to the Trustee and the Company's equipment lessor.

SECTION 7.14      Intercreditor Agreements.
                  ------------------------

         Notwithstanding anything to the contrary contained herein (but subject to Section 12.01 hereof), the rights, duties and obligations of the Trustee are subject to the Intercreditor Agreements.

         If the Term Facility is no longer outstanding and the term loans issued under the Term Loan Agreement have been paid in full and the Term Loan Intercreditor Agreement is no longer outstanding, then, unless the Collateral Agent with the consent of the Trustee shall have appointed another successor Collateral Agent, the Trustee shall automatically become the successor Collateral Agent under the Security Documents.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE
                     ---------------------------------------

SECTION 8.01.     Legal Defeasance and Covenant Defeasance.
                  ----------------------------------------

         (a) The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

         (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

         (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Sections 4.03 through 4.21 and Article Five with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4), (5) or (8) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

         (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of Independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

                  (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                  (3) No Default or Event of Default (i) shall have occurred or be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or (ii) shall occur on or before the 91st day after the date of such deposit;

                  (4) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

                  (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of

         Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses
         (i) and (ii), Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                  (7) The Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01(d)(l) above;

                  (8) The Company shall have delivered to the Trustee an Officer's Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (9) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Notes is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                  (10) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Notes, the Security Documents or this Indenture prior to 90 days following any such deposit.

         In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.     Satisfaction and Discharge.
                  --------------------------

         This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in Section 2.06, and except as to Section 7.07) as to all outstanding Notes when (i) either (a) all such Notes theretofore authenticated and delivered (except (1) lost, destroyed or wrongfully taken Notes which have been replaced or paid as set forth in Section 2.07 and (2) Notes for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company as set forth in Section 8.06) have been delivered to the Trustee for cancellation or (b) all such Notes not theretofore delivered to the Trustee for cancellation (A) either (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are redeemable at the option of the Company and are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, (B) and, in any event, the Company has irrevocably deposited or caused to be deposited, in trust, with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness for principal of, premium, if any and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the Maturity Date or redemption date, as the case may be, on the Notes not theretofore delivered to the Trustee for cancellation; (ii) the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (a) all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (b) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

         After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (i) of the first paragraph of this Section 8.02, the obligations of the Trustee under Sections 8.04 and 8.05 shall survive.

SECTION 8.03.     Survival of Certain Obligations.
                  -------------------------------

         Notwithstanding the Legal Defeasance provided for in Section 8.01(b), the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02, 6.07, Article Seven,
8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding, and thereafter, notwithstanding the extinguishment of the Notes, the obligations of the Company and the Trustee under Sections 7.07, 8.04, 8.05 and 8.06 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.04.     Application of Trust Assets.
                  ---------------------------

         The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it, in trust, pursuant to Section 8.01 or 8.02. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture, to the payment of principal of and interest on the Notes. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 or 8.02 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.05.     Repayment to the Company; Unclaimed Money.
                  -----------------------------------------

         Upon termination of the trust established pursuant to Section 8.01 or 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them. Additionally, if money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.06.     Reinstatement.
                  -------------

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
                       -----------------------------------

SECTION 9.01.     Without Consent of Holders.
                  --------------------------

         The Company, when authorized by a Board Resolution, and the Trustee (or the Collateral Agent, as applicable), together, may amend or supplement this Indenture, the Security Documents or the Notes without notice to or consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

                  (2) to comply with Article Five;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to make any other change that does not materially adversely affect the rights of any Noteholders hereunder or under the Security Documents; or

                  (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.     With Consent of Holders.
                  -----------------------

         Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee (or the Collateral Agent, as applicable), together, with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Security Documents or the Notes, without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate

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

principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Security Documents or the Notes without notice to any other Noteholder. Without the consent of each Noteholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                  (1) change the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Security Documents or the Notes;

                  (2) reduce the rate or change the time for payment of interest, including default interest, on any Notes (except that a Holder or Holders of 75% or more in aggregate principal amount of the outstanding Notes may consent in writing to the deferral of payment of any installment of interest for up to two years after the date such installment was originally due, as permitted by Section 6.07);

                  (3)      reduce the principal amount of any Note;

                  (4) change the Maturity Date of any Note, or alter the redemption provisions contained in Paragraphs 5, 6 or 7 of the Notes in a manner adverse to any Holder (except with respect to Section 4.17 hereof (so long as no Change of Control then exists or is contemplated) and 3.08 hereof (so long as no Excess Cash Flow Proceeds in excess of $2,000,000 then exist and no Excess Cash Flow Redemption Trigger Date shall have occurred within the preceding 60 day period);

                  (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Note;

                  (6) make any changes in Section 6.04, 6.07 or clause (3) of this Section 9.02;

                  (7) make the principal of, or the interest on any Note payable in money other than as provided for in this Indenture, the Security Documents and the Notes as in effect on the date hereof;

                  (8) affect the ranking, or with respect to Collateral, the priority, of the Notes, in each case in a manner adverse to the Holders; or

                  (9) amend, modify or change the obligation of the Company to make or consummate an offer in respect of a Change of Control Redemption (including the definition of Change of Control) or after the Company's obligation to purchase Notes arises thereunder a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect thereto.

         It shall not be necessary under this Section for the Holders to consent to the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the Holders consent to the substance thereof. The Company shall not amend the Working Capital Agreement or the Term Loan Agreement in a manner that adversely affects the Holders without the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes and shall not amend the Working Capital Agreement or the Term Loan Agreement so as to increase the principal amount of Indebtedness thereunder above $35,000,000 or $6,000,000, respectively, without the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.     Compliance with TIA.
                  -------------------

         From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.
                  ---------------------------------

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.     Notation on or Exchange of Notes.
                  --------------------------------

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.      Trustee To Sign Amendments.
                   --------------------------

         The Trustee (or the Collateral Agent, as applicable) shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN

                             COLLATERAL AND SECURITY
                             -----------------------

SECTION 10.01.    Collateral and Security Documents; Additional Collateral.
                  --------------------------------------------------------

         (a) In order to secure the due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company and the Trustee or the Collateral Agent for the benefit of the Trustee and the Noteholders have simultaneously with the execution of this Indenture entered into the Security Documents pursuant to which the Company has granted, ratified, confirmed and continued in favor of the Trustee or the Collateral Agent for the benefit of the Trustee and the Noteholders a Lien on and security interest in the Collateral, subject only to the Permitted Liens. The Trustee and the Company hereby agree that the Trustee holds the Collateral in trust for the benefit of itself, and for the benefit of the Noteholders pursuant to the terms of the Security Documents to which it is a party, and that the Trustee may hold such interest through a collateral agent (including, without limitation, the Collateral Agent appointed in the Term Loan Intercreditor Agreement as in effect as of the Issue Date). The Trustee and the Collateral Agent, as applicable, are also authorized and directed to enter into the Intercreditor Agreements and each Noteholder by accepting the Notes acknowledges that its rights to payments on the Notes and under this Indenture are restricted by the provisions of the Intercreditor Agreements in favor of other senior creditors of the Company under the circumstances set forth therein.

         (b) Promptly upon the acquisition by the Company of assets that would constitute Collateral pursuant to the Security Documents including the acquisition of any real property ("After-Acquired Property"),

                  (i) the Company and the Trustee or the Collateral Agent, as applicable, will enter into such amendments or supplements to the Security Documents, or additional Security Documents, in each case in recordable form, if applicable, and in substantially the forms attached hereto as Exhibit D (to the extent the After-Acquired Property consists of personal property) and Exhibit C (to the extent the After-Acquired Property consists of real property), with such changes thereto as are necessitated by local law, the type of collateral or other changes in circumstances (the "Additional Security Documents"), as are necessary in order to grant to the Trustee or to the Collateral Agent for the benefit of the Trustee and the Noteholders a valid first priority Lien on and security interest in such After-Acquired Property subject only to the Permitted Liens; and

                    (ii) the Company shall also deliver to the Collateral Agent or the Trustee, as applicable, the following:

                           1. to the extent the After-Acquired Property consists
                  of real property, a policy of title insurance (or an endorsement to the title insurance policy issued to the Collateral Agent on the Issue Date or a commitment to issue a policy of title insurance or an endorsement) insuring that the Lien of this Indenture and the applicable Security Documents constitutes a valid and perfected first priority Lien on such real property subject only to Permitted Liens in an aggregate amount equal to the fair value of the real property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Liens expressly permitted by the applicable Security Document and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Collateral Agent on the Issue Date with respect to the Mortgaged Property; and

                           2. evidence of payment or a closing statement
                  indicating payment of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee and the Collateral Agent (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Security Document and perfect such Lien.

         (c) Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of the Intercreditor Agreements and the other Security Documents (including any additional Security Documents described above), as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Trustee or the Collateral Agent, as applicable, to act as mortgagee or secured party with respect thereto.

         (d) If the Trustee holds its Liens in all or any portion of the Collateral through a collateral agent, then, at the election of the Trustee, all references in this Indenture and the Security Documents to the creation and grant of future Liens to secure the obligations of the Company hereunder in respect of such Collateral shall refer to the creation and grant of future Liens in favor of such collateral agent for the benefit of the Trustee and the other creditors participating in such Liens.

SECTION 10.02.    Recording and Opinions.
                  ----------------------

         (a) The Company shall at its sole cost and expense take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the rights of the Trustee or the Collateral Agent, as applicable, under Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges, mortgage taxes and other taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents. The Company authorizes the Trustee to file such financing statements, continuation statements and other instruments of further assurance on behalf of the Company if the Company fails to do so in accordance with the provisions of this Section 10.02 or in the event any such financing statements, or continuation statements thereof, will expire or lapse within sixty (60) days.

Notwithstanding the foregoing, the Trustee shall have no obligation to file any such financing statements, continuation statements or other instruments.

         (b) The Company shall furnish to the Trustee, at the time of execution and delivery of this Indenture, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the security interests in the Collateral created by the Security Documents and stating that as to the security interests created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such security interests. Promptly after execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by Section 314(b) of the TIA. The Company shall furnish to the Trustee, at the time of execution and delivery of any Additional Security Document(s), Opinion(s) of Counsel either substantially to the effect set forth in clause (i) of the immediately preceding sentence (but relating only to such Additional Security Documents and the related After-Acquired Property) or to the effect set forth in clause (ii) thereof.

         (c) The Company shall furnish to the Trustee on April 15 in each year, beginning with April 15, 2003, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the security interest of the Noteholders and the Trustee hereunder and under the Security Documents with respect to the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

         (d) At the time of execution and delivery of this Indenture, with respect to each Mortgage creating a Lien on a fee interest in Real Property, a policy of title insurance (or a commitment to issue such a policy) which may be issued pursuant to an endorsement to any existing policy or commitment insuring (or committing to insure) the Lien of such Mortgage as a valid mortgage Lien on the Real Property and fixtures described therein, subordinate only to those Liens specified in the Mortgages as "Permitted Liens," in an amount not less than the fair market value of such Real Property and fixtures, which policy (or commitment) shall (i) be issued by Chicago Title Insurance Company, (ii) have been supplemented by the following endorsements, to the extent available at commercially reasonable rates: contiguity, first loss, last dollar, usury, doing business and so-called comprehensive coverage over covenants and restrictions and (iii) contain only such exceptions to title as shall be Prior Liens and further provided, if at any time the Term Loan Intercreditor Agreement is no longer outstanding, or upon payment in full and satisfaction of all obligations under, and termination of, the Term Loan Agreement, the Company agrees to obtain an endorsement to the existing title insurance policies referred to in this
Section 10.02(d) to reflect that the Trustee is the named insured under such title insurance policies and the successor to and assignee of the Collateral Agent, and otherwise in form and substance reasonably acceptable to the Trustee.

         (e) The Company shall furnish to the Trustee at least annually a Certificate of Insurance detailing the coverage(s) for each Mortgaged Property secured by this Indenture and the Security Documents.

SECTION 10.03.    Release of Collateral.
                  ---------------------

         (a) The Trustee shall not at any time release or direct the Collateral Agent to release Collateral from the security interest created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

         (b) At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Notes.

         (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an Independent Person, which Person shall be an Independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

         (d) If the Trustee at any time holds Liens in all or any part of the Collateral through a collateral agency arrangement (including, without limitation, the collateral agency established in the Term Loan Intercreditor Agreement, as in effect as of the Issue Date), unless the Trustee is the collateral agent thereunder, any reference herein or in any Security Document to a release by the Trustee of its Liens shall be deemed to refer to a release by the Trustee of its beneficial interest in the Liens held by such collateral agent. Any such release by the Trustee shall be binding between the Trustee and such collateral agent, but shall not constitute a release by the collateral agent of such Liens.

SECTION 10.04.    Possession and Use of Collateral.
                  --------------------------------

         Subject to and in accordance with the provisions of this Indenture, the Security Documents and the TIA, so long as no Event of Default shall have occurred and be continuing the Company shall have the right to remain in possession and retain exclusive control of the Collateral (other than Trust Moneys held by the Trustee), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys held by the Trustee), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.05.    Specified Releases of Collateral.
                  --------------------------------

         (a) Satisfaction and Discharge; Defeasance. The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.02 for satisfaction and discharge of this Indenture or for Legal Defeasance pursuant to
Section 8.01(b). Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to cause the release and reconveyance to the Company of all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases and satisfactions wherever required.

         (b) Dispositions of Collateral Permitted by Section 4.16. The Company shall be entitled to obtain a release of, and the Trustee shall cause to be released, items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                  (i) Company Order. A Company Order requesting release of Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the purchase price to be received is at least equal to the fair market value of the Released Interests, (D) stating that the release of such Released Interests will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.12, (F) certifying that such Asset Sale complies with the terms and conditions of Section 4.16 hereof and
         (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

                  (ii) Officers' Certificate. An Officers' Certificate certifying that (A) such Asset Sale covers only the Released Interests and complies with the terms and conditions of an Asset Sale pursuant to
         Section 4.16, (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to Section 4.16, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with; and

                  (iii) Compliance with TIA and Other Documentation. All certificates, opinions and other documentation required by the TIA, if any, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such new Collateral, including without limitation the documents required by Section 10.01(b).

         Upon compliance by the Company with the condition precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company, the Released Interests.

         (c) Releases of Collateral Pursuant to an Intercreditor Agreement. The Company shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral when, if and to the extent the Trustee is required to do so pursuant to the terms of an Intercreditor Agreement.

         (d) Eminent Domain and Other Governmental Takings. The Company shall be entitled to obtain a release of, and the Trustee shall cause to be released, items of Collateral taken by eminent domain or sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all of any part of the Collateral, upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

                  (i) Officers' Certificate. An Officers' Certificate certifying that (A) such Collateral has been taken by eminent domain and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality or other governmental authority to purchase, or to designate a purchaser, or order a sale of such Collateral and the amount of the proceeds of such sale, and (B) all conditions precedent to such release have been complied with;

                  (ii) Eminent Domain Award. Subject to the requirements of any Prior Lien (as defined in the applicable Mortgages) on the Collateral so taken, cash equal to the amount of the award for such property or the proceeds of such sale, to be held as Trust Moneys subject to the disposition thereof pursuant to Article Eleven hereof; and

                  (iii) Compliance with TIA. All opinions, certificates and other documentation required by the TIA, if any.

         Upon compliance by the Company with the condition precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company the aforementioned items of Collateral.

SECTION 10.06.    Disposition of Collateral Without Release.
                  -----------------------------------------

         So long as no Event of Default shall have occurred and be continuing and subject to the requirements of Section 314 of the TIA, the Company may, without any release or consent by the Trustee or the Collateral Agent, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property subject to the Lien of the Security Documents, which (i) in any single transaction has a fair market value of $25,000 (or if such $25,000 amount referred to in TIA Section 314(d)(l) increases then to such increased amount) or less or (ii) shall have become worn out, obsolete or otherwise in need of replacement or repair; provided that, in the case of this clause (ii) such sale or other disposition is in conjunction with a substantially concurrent transaction whereby additional personal property is made subject to the Lien of the Security Documents.

SECTION 10.07.    Form and Sufficiency of Release.
                  -------------------------------

         In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Trustee shall, or shall direct the Collateral Agent to, execute, acknowledge and deliver to the Company (in proper and recordable form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee or the Collateral Agent as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

SECTION 10.08.    Purchaser Protected.
                  -------------------

         No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent or the Trustee, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee or any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 10.09.    Authorization of Actions To Be Taken by the Trustee Under the
                  -------------------------------------------------------------
Security Documents.
-------------------

         Subject to the provisions of the Intercreditor Agreements and the other Security Documents, (a) the Trustee may, in its sole discretion and without the consent of the Noteholders, take, or direct the Collateral Agent to take, all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and (b) the Trustee or the Collateral Agent, as applicable, shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Noteholders in the Collateral (including, without limitation, the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Noteholders, the Trustee or the Collateral Agent).

SECTION 10.10.    Authorization of Receipt of Funds by the Trustee Under the
                  ----------------------------------------------------------
Security Documents.
--------------------

         The Trustee is authorized to receive any funds for the benefit of Noteholders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article Eleven and the other provisions of this Indenture.

                                 ARTICLE ELEVEN

                           APPLICATION OF TRUST MONEYS
                           ---------------------------

SECTION 11.01.    "Trust Moneys" Defined.
                   ---------------------

         All cash or Cash Equivalents received by the Trustee:

         (a) upon the release of Collateral from the Lien of this Indenture and/or the Security Documents, including investment earnings thereon; or

         (b) as a Net Award or Net Awards upon the Taking of all or any part of the Collateral; or

         (c) as Net Proceeds upon the Destruction of all or any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); or

         (d)   pursuant to the provisions of any Mortgage; or

         (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

         (f) for application under this Article Eleven as elsewhere provided in this Indenture (including, without limitation, and subject to, paragraph (d) of Section 4.16) or the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 3.05 or 4.16 or Article Eight or delivered to or received by the Trustee for application in accordance with Section 6.10 hereof) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to enforcement of the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as set forth in this Article Eleven.

         On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at the Corporate Trust Office of the Trustee. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article Eleven.

SECTION 11.02.    Withdrawals of Certain Net Cash Proceeds Aggregating Less Than
                  --------------------------------------------------------------
$2,000,000.
-----------

         To the extent that any Trust Moneys consist of either (i) any Net Proceeds or (ii) any Net Award or the proceeds of any of the Collateral subject to a Taking or sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, and in either case the aggregate amount of all Net Cash Proceeds (whether derived from one or more Asset Sales, insurance or eminent domain or similar proceedings) received by the Company or the Trustee to date is less than $2,000,000, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:

         (a) an Officers' Certificate of the Company, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (i),
(iv), (v) and (vi), by an Appraiser or Financial Advisor, certifying:

                  (i) that expenditures have been made, or costs incurred, by the Company in a specified amount for the purpose of making certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Value thereof to the Company at the date of the acquisition thereof by the Company, except that it shall not be necessary under this clause (i) to state the Fair Value of any such repairs, rebuildings or replacements that are separately described pursuant to clause (v) of this paragraph (a) and whose Fair Value is stated in the Independent Appraiser's or Independent Financial Advisor's certificate under paragraph (c) of this Section 11.02;

                  (ii) that no part of such expenditures in any previous or then pending application has been or is being made the basis for the withdrawal of any Trust Moneys pursuant to this Section 11.02;

                  (iii) that there is no outstanding Indebtedness, other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's, statutory or other similar Lien upon any of such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such certificate, materially impair the security afforded by such repairs, rebuildings or replacement;

                  (iv) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's business;

                  (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company, has been used or operated by others than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition, of such part of such repairs, rebuildings or replacement is at least $250,000, and 1% of the aggregate principal amount of the outstanding Notes; and, if all of such facts are present, such part of such repairs, rebuildings or replacements shall be separately described, and it shall be stated that an Independent Appraiser's or Independent Financial Advisor's certificate as to the Fair Value to the Company of such separately described repairs, rebuildings or replacements will be furnished under paragraph (c) of this Section 11.02;

                  (vi) that no Default or Event of Default shall have occurred and be continuing; and

                  (vii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

         (b)      All documentation required under TIA [sec] 314(d).

         (c) In case any part of such repairs, rebuildings or replacements is separately described pursuant to the foregoing clause (v) of paragraph (a) of this Section 11.02, a certificate of an Independent Appraiser or Independent Financial Advisor stating the fair value to the Company, in such Independent Appraiser's or Independent Financial Advisor's opinion, of such separately described repairs, rebuildings or replacements at the date of the acquisition thereof by the Company.

         (d) (i) In case any part of such repairs, rebuildings or replacements constitutes Real Property:

                  (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any Mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;

                   (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage creating a Lien on a fee interest in Real Property constitutes a direct and valid and perfected first priority mortgage Lien, subject only to the Permitted Liens, on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements, together with such endorsements and other opinions as are contemplated by Section 10.02(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or are erected upon Mortgaged Property an endorsement to the title insurance policy issued pursuant to Section 10.02(d) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the first priority Lien of the applicable Mortgages, subject only to the Permitted Liens;

                  (3) in the event such repairs, rebuildings or replacements have a fair value in excess of $550,000, a Survey with respect thereto;

                  (4) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document to perfect such Lien; and

                  (5) in the event of a replacement of Real Property, such substitute Real Property does not give rise to any material liability under any state or federal environmental law.

         (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:

                  (1) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such repairs, rebuildings or replacements; and

                  (2) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any Security Document.

         (e)      An Opinion of Counsel substantially stating:

                  (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture or any other Security Document, and that, upon the basis of such request of the Company and the accompanying documents specified in this
         Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be lawfully paid over under this Section 11.02;

                  (ii) that the Company has acquired title to such repairs, rebuildings and replacements at least the equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any of the Security Documents, except Liens of the type permitted under the applicable Security Document to which the property so destroyed, damaged or taken shall have been subject at the time of such destruction, damage or taking; and

                  (iii) that all of the Company's right, title and interest in and to said repairs, rebuildings or replacements, or combination thereof, are then subject to the Lien of any of the Security Documents.

         Upon compliance with the foregoing provisions of this Section 11.02, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph
(a) of this Section 11.02, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (and in such Independent Appraiser's or Independent Financial Advisor's certificate, if required by paragraph (c) of this Section 11.02), whichever is less.

SECTION 11.03.    Withdrawal of Net Cash Proceeds Following an Asset Sale.
                  -------------------------------------------------------

         To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.16 and the Company has made a Net Proceeds Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Net Proceeds Offer may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

         (a) A notice which shall (A) refer to this Section 11.03 and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Notes pursuant to the Net Proceeds Offer and the remaining amount of Trust Moneys to be released to the Company;

         (b) An Officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 4.19, (B) there is no Default or Event of Default in effect or continuing on the date hereof, (C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;

         (c)      All documentation required under TIA [sec] 314(d); and

         (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

SECTION 11.04.    Withdrawal of Trust Moneys for Replacement Assets.
                  -------------------------------------------------

         To the extent that any Trust Moneys consist of Net Cash Proceeds received by the Trustee pursuant to the provisions of Section 4.16 and the Company intends to invest such Net Cash Proceeds in Replacement Assets consistent with the requirements of clause (b) of such Section 4.16 (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) to reimburse the Company for expenditures made or to pay costs incurred in connection with such Replacement Assets upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

         (a) If the Replacement Assets are Real Property, the Company shall also deliver to the Trustee and the Collateral Agent:

                  (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;

                  (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage creating a Lien on a fee interest in Real Property constitutes a valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Prior Liens of the type which were permitted with respect to the Collateral which was the subject of the Asset Sale) in an aggregate amount equal to the Fair Market Value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Prior Liens of the type which were permitted with respect to the Collateral which was the subject of the Asset Sale, together with such endorsements as are contemplated by Section 10.02(d);

                  (iii) in the event such Real Property has a fair market value in excess of $550,000, a Survey with respect thereto;

                  (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Real Property to the Lien of any applicable Security Document and to perfect such Lien; and

                  (v) evidence that the replacement of Real Property does not give rise to any material liability under any state or federal environmental law.

         (b) If the Replacement Assets are personal property, the Company shall deliver to the Trustee and the Collateral Agent:

                  (i) an instrument in recordable form sufficient for the Lien of any applicable Security Document to cover such personal property; and

                  (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the Replacement Assets to the Lien of any Security Document and to perfect such Lien.

         (c)      all documentation required under TIA [sec] 314(d); and

         (d) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein relating to such application of Trust Moneys have been complied with.

         Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by such Company Order.

SECTION 11.05.    Withdrawal of Trust Moneys on Basis of Retirement of Notes.
                  ----------------------------------------------------------

         Except as otherwise required by the Security Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Notes, as the Company shall request in writing, upon receipt by the Trustee of the following:

         (a) Board Resolutions of the Company directing the application pursuant to this Section 11.05 of a specified amount of Trust Moneys and, if such moneys are to be applied to payment, designating the Notes so to be paid and, if such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

         (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

         (c) an Officers' Certificate, dated not more than five Business Days prior to the date of the relevant application stating (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby, and (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Moneys have been complied with; and

         (d) an Opinion of Counsel stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

         Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the cash deposited pursuant to paragraph (b) of this Section 11.05, to the extent necessary, to pay any accrued interest required in connection with such purchase.

SECTION 11.06.    Investment of Trust Moneys.
                  --------------------------

         All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested.

Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

         The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this
Section 11.06.

SECTION 11.07.    Powers Exercisable by Trustee or Receiver.
                  -----------------------------------------

         In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article Eleven conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article Eleven. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 11.08.    Disposition of Notes Retired.
                  ----------------------------

         All Notes received by the Trustee and for whose purchase Trust Moneys are applied under this Article Eleven, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed by the Company. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to the Company.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS
                                  -------------

SECTION 12.01.    TIA Controls.
                  ------------

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 3.18(c) of the TIA, the imposed duties shall control.

SECTION 12.02.    Notices.
                  -------

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service addressed as follows:

         if to the Company:

         SHEFFIELD STEEL CORPORATION
         220 North Jefferson Street
         Sand Springs, OK 74063
         Attention: Stephen R. Johnson/Chief Financial Officer
         Facsimile:  (918) 241-6595
         Telephone: (918) 241-6553

         with a copy to:

         Gary R. McSpadden, Esq.
         Crowe & Dunlevy
         500 Kennedy Building
         321 South Boston
         Tulsa, Oklahoma  74103
         Facsimile:  (918) 599-6360
         Telephone:  (918) 592-9868

         if to the Trustee:

         STATE STREET BANK AND TRUST COMPANY
         Goodwin Square
         225 Asylum Street
         Hartford, Connecticut 06103
         Attention: Corporate Trust Administration
         Facsimile: (860) 244-1889
         Telephone: (860) 244-1817

         with a copy to:

         Richard Hiersteiner, Esq.
         Palmer & Dodge LLP
         111 Huntington Avenue
         Boston, Massachusetts 02199
         Facsimile:  (617) 227-4420
         Telephone:   (617) 239-0100

         if to the Collateral Agent:

         BANK OF OKLAHOMA, NATIONAL ASSOCIATION
         One Williams Center, 8th Floor
         Tulsa, Oklahoma 74172
         Attention:  Steve Wright, Senior Vice President
         Facsimile:  (918) 295-0400
         Telephone:  (918) 588-6155
         with a copy to:

         Matt Browne, Esq.
         Frederic Dorwart, Lawyers
         Old City Hall
         124 East 4th Street, Suite 100
         Tulsa, Oklahoma  74103
         Facsimile:  (918) 584-2729
         Telephone:  (918) 583-9949

         Each of the Company, the Collateral Agent and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Collateral Agent or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered by nationally recognized overnight courier service; when answered back, if e-mailed; when receipt is acknowledged or confirmed, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communications by Holders with Other Holders.
                  --------------------------------------------

         Noteholders may communicate pursuant to TIA [sec] 312(b) with other Noteholders with respect to their rights under this Indenture, the Security Documents or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA [sec]312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.
                  ---------------------------------------------

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.
                  -----------------------------------------

         The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.    Legal Holidays.
                  --------------

         If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 12.08.    Governing Law.
                  -------------

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 12.09.    No Adverse Interpretation of Other Agreements.
                  ---------------------------------------------

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    No Recourse Against Others.
                  --------------------------

         A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, the Security Documents or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11.    Successors.
                  ----------

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12.    Duplicate Originals.
                  -------------------

         All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.    Severability.
                  ------------

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14.    Intercreditor Agreements.
                  ------------------------

         Notwithstanding anything to the contrary contained herein (but subject to Section 12.01 hereof), all of the provisions of Articles 10 and 11 are subject to the Intercreditor Agreements.

                         SIGNATURES FOLLOW ON NEXT PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered effective as of the date first written above.

                              SHEFFIELD STEEL CORPORATION

                               By:_____________________________
                               Name:  Stephen R. Johnson
                               Title: Vice President and Chief Financial Officer

                               STATE STREET BANK AND
                               TRUST COMPANY, as Trustee

                               By: _____________________________
                               Name: ___________________________
                               Title: __________________________

                                    EXHIBIT A

                                 [FORM OF NOTE]

       [include any legends required by Section 2.06(g) of the Indenture]

                           SHEFFIELD STEEL CORPORATION

                        10% Senior Secured Note due 2007

Cusip No. ___________                                         $_____________

Note No.  ___________

                  SHEFFIELD STEEL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to ___________ or registered assigns, the principal sum of ___________ Dollars, on or before April 30, 2007.

                  Interest Payment Dates: Quarterly on the last day of each January, April, July and October, commencing July 31, 2003.

                  Record Dates: January 15,

                  April 15,

                  July 15, and

                  October 15.

                  To the extent set forth in the Security Documents (as defined in the Indenture), payment hereon is secured, on an equal and ratable basis with all other Notes, by a valid, perfected first priority security interest in the Collateral (as defined in the below-mentioned Indenture) subject only to the Permitted Liens, the terms of which security interests are more fully set forth in the Security Documents.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

Attest:                                      SHEFFIELD STEEL CORPORATION

____________________________                 By: _____________________________
Name:  James E. Dionisio                     Name:  James P. Nolan
Title: Secretary                             Title: President and
                                                    Chief Executive Officer

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Notes described in the within mentioned Indenture.

Dated:                             STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                                   By:_____________________________________
                                           Authorized Signatory

                           SHEFFIELD STEEL CORPORATION

                        10% Senior Secured Note due 2007

1.       Interest.
         --------

                  SHEFFIELD STEEL CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Subject to the Deferred Interest provisions of
Section 3.07 of the Indenture, the Company will pay interest quarterly on the last day of each January, April, July and October (the "Interest Payment Dates"), commencing July 31, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August ____, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.
         -----------------

                  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Notes by wire transfer of Federal funds to the account of the Holders of such Notes.

3.       Paying Agent and Registrar.
         --------------------------

                  Initially, State Street Bank and Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.       Indenture.
         ---------

         The Company issued the Notes under an Indenture, dated as of August 14, 2002 (the "Indenture"), between the Company and State Street Bank and Trust Company (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code [sec][sec] 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are secured obligations of the Company limited in aggregate principal amount to $30,000,000 which may be issued under the Indenture, plus Deferred Interest added to principal pursuant to Section 3.07 of the Indenture. The table below shows the principal balance, after the addition of Deferred Interest thereto, at October 31, 2002, January 31, 2003 and April 30, 2003, of a security with a principal balance on the Issue Date of $1,000.

--------------------------------------------------------------------------------------------------------
                                Principal Balance                                   Principal Balance
                               Prior to Application                                After Application of
      Date                     of Deferred Interest        Deferred Interest         Deferred Interest
--------------------------------------------------------------------------------------------------------

Issue Date (August 14, 2002)    $1,000.00                    N/A                          $1,000.00
--------------------------------------------------------------------------------------------------------
October 31, 2002                $1,000.00                    $21.27                       $1,021.67
--------------------------------------------------------------------------------------------------------
January 31, 2003                $1,021.67                    $25.54                       $1,047.51
--------------------------------------------------------------------------------------------------------
April 30, 2003                  $1,047.51                    $26.18                       $1,073.39
--------------------------------------------------------------------------------------------------------

5.       Mandatory Redemption.
         --------------------

                  The Notes are subject to mandatory redemption by the Company on each April 30, commencing April 30, 2005, upon not less than 30 nor more than 60 days notice, at the following maximum redemption principal amounts at a redemption price of 100% of the principal amount thereof (the "Redemption Price"), plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Redemption Date                                      Maximum Amount
---------------                                      --------------

April 30, 2005                                       $5,000,000
April 30, 2006                                       $5,000,000
April 30, 2007                                       Remaining Principal Balance

6.       Optional Redemption.
         -------------------

                  At any time, the Company may, at its option, elect to voluntarily redeem all of the Notes at a redemption price equal to the following applicable percentage of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption:

Through and including July 31, 2003                           -       105.00%
From August 1, 2003 through and including July 31, 2004       -       103.75%
From August 1, 2004 through and including April 30, 2005      -       102.50%
From and after May 1, 2005                                    -       100.00%

7.       Change of Control Redemption.
         ----------------------------

                  Upon the occurrence of a Change of Control, the Company shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

8.       Notice of Redemption.
         --------------------

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

                  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

9.       Limitation on Disposition of Assets.
         -----------------------------------

                  The Company is subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount plus accrued interest to the date of repurchase with the net cash proceeds of certain sales or other dispositions of assets.

10.      Denominations; Transfer; Exchange.
         ---------------------------------

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption.

11.      Persons Deemed Owners.
         ---------------------

                  The registered Holder of a Note shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.
         ---------------

                  If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.
         ----------------------------------------

                  The Company may be discharged from its obligations under the Indenture, the Notes and the Security Documents, except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture, the Notes and the Security Documents ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.
         -----------------------------

                  Subject to certain exceptions, the Indenture, the Security Documents or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article Five of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

15.      Restrictive Covenants.
         ---------------------

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, create liens, consummate certain asset sales, enter into sale-leaseback transactions, enter into certain transactions with affiliates, and consummate certain mergers and consolidations or sales of all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.      Defaults and Remedies.
         ---------------------

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as set forth in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.
         -----------------------------

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.
         --------------------------

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.      Authentication.
         --------------

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20.      Abbreviations and Defined Terms.
         -------------------------------

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.
         -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Sheffield Steel Corporation, 220 North Jefferson Street, Sand Springs, OK 74063,
Attn: Chief Financial Officer.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

_____________________________________________________________________________
(Print or type name, address and zip code of assignee)

_____________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint _____________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August __, 2004, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]
                                   -----------

[]       (a)       this Note is being transferred in compliance with the
         exemption from registration under the Securities Act provided by Rule 144A thereunder.

         or

[]       (b)       this Note is being transferred other than in accordance
         with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         or

[]       (c)       this Note is being transferred pursuant to the exemption
         from registration set forth in Section 4(1) of the Securities Act.

         or

[]       (d)       this Note is not a Transfer Restricted Note and the
         transferee is not an "underwriter" within the meaning of 11
         U.S.C. [sec] 1145 ("Section 1145") or an "affiliate" or a "control person" within the meaning of the Securities Act.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated: ____________                  Signed:___________________________
                                               (Sign exactly as name appears on
                                                the other side of this Security)

Signature Guarantee:__________________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________                     ___________________________________
                                            NOTICE:  To be executed by an
                                                     executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.17 of the Indenture, check the appropriate box:

                  Section 4.17 []

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.17 of the Indenture, state the amount: $

Dated: ______________          Your Signature: ____________________________
                                               (Sign exactly as name appears
                                               on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

    Schedule of Increases of, and Exchanges of Interests in, the Global Note

--------------- ------------------ ------------------- ----------------------- --------------------------- ------------------------
                                                                                                            Exchange of Interest
                                                                                                            in Restricted Global
                                                                                Exchange of Interest in     Note for Unrestricted
                                                                                  Definitive Note for            Global Note
                                                                                interest in Global Note     (Unrestricted Global
                                                        Increase (Decrease)       or (Global Note for        Note for Restricted
     Date           Note No.           Cusip No.        in Principal Amount         Definitive Note)            Global Note)
--------------- ------------------ ------------------- ----------------------- --------------------------- ------------------------

--------------- ------------------ ------------------- ----------------------- --------------------------- ------------------------

--------------- ------------------ ------------------- ----------------------- --------------------------- ------------------------

--------------- ------------------ ------------------- ----------------------- --------------------------- ------------------------